EXCLUSIVE LICENSE AGREEMENT

     THIS EXCLUSIVE LICENSE AGREEMENT is entered into this 10th day of October, 1997 at Newport Beach, California, by and between CardTech, Inc., a Nevada corporation ("Licensor") and UltraCard, Inc., a Nevada corporation ("Licensee") with reference to the following facts:

Acknowledgments
---------------

     1.   The parties hereto acknowledge that:

          (a) CardTech holds the rights to technology and know-how concerning card-based storage media and read/write systems covered by U.S. Patents Nos. 4,742,410 issued May 3, 1988, and 5,107,099 issued April 21, 1992, and related foreign patents applied for under the Patent Cooperation Treaty, and CardTech is presently supervising, guiding and assisting in the preparation of additional patent application(s) based upon and incorporating the technology licensed hereby (hereinafter "CardTech Technology").

          (b) UltraCard desires to develop and exploit the CardTech Technology and to hold and exploit the license granted hereunder with respect to both the presently issued patent and all future patent rights resulting from the filing of application(s) for additional patent(s) relating to said technology, whether such patent application(s) are presently in preparation, or may be prepared and filed in the future.

          (c) CardTech has agreed to grant to UltraCard an exclusive worldwide license to use the CardTech Technology, to manufacture, assemble, market and sell products based upon or incorporating the CardTech Technology.

     Grant of Licens
     ------------------

     2. CardTech hereby grants to UltraCard an exclusive world-wide license (the "License") to use the CardTech Technology and to manufacture, assemble, market and sell products based upon or incorporating the CardTech Technology, subject to the terms and conditions in this Agreement.

     3. CardTech further grants to UltraCard the right to use the trademarks, patents, trade names, product descriptions and public information pertaining to the CardTech Technology and any products or services which may become components or parts of products based on or using the CardTech Technology.

4. CardTech further grants to UltraCard the right to make such alterations, modifications and enhancements ("Design Improvements") to the CardTech Technology as may be desired, and any such Design Improvements shall be and shall remain the sole property of CardTech subject only to the License granted pursuant to this Agreement.

5. CardTech further agrees to take all necessary steps to guide and direct the preparation of additional patent application(s) relating to the CardTech Technology.

     6.   CardTech  shall  not  compete  with   UltraCard  in  the   production,
          marketing, or sale of products based upon or incorporating the CardTech Technology.

     Sub-Licenses  and  Assignments
     ------------------------------

     7. UltraCard may sub-license or assign all or any part of the License with the prior written consent of CardTech which consent shall not be reasonably withheld, provided that:

          (a) If the sub-licensee or assignee is a company controlled by UltraCard, CardTech's consent shall not be required so long as it is a condition of such sub-license or assignment that the sub-licensee or assignee shall execute an agreement acceptable to CardTech under which the sub-licensee or assignee becomes a party to this Agreement and agrees to be bound by all of the terms and conditions hereof;

          (b) No sub-license or assignment shall relieve UltraCard of any other obligations hereunder;

          (c) CardTech shall receive Thirty Percent (30%) of any sub-licensing fees paid to UltraCard, payable within Seven (7) Days after receipt of such fees by UltraCard;

          (d) CardTech shall receive a payment of Twelve and One Half Percent (12.5%) Of the first Ten Million Dollars ($10,000,000) of capital invested in UltraCard, and shall receive Five Percent (5%) of all additional capital invested in UltraCard, said payments to CardTech to be made within Seven (7) Days after each investment payment is received by UltraCard.

     Term
     ----

     8. The term ("term") of the License shall commence upon the date first above written and shall expire upon the expiration of the term of the last licensed patent to expire.

     License  Fee
     ------------

     9. UltraCard, shall pay an initial fee ("License Fee") to CardTech, as follows:

          (a) Two Million Five Hundred Thousand (2,500,000) shares of the common stock of UltraCard, fully paid and non-assessable, at the date of Closing (defined below);

          (b)  $15,000 payable at the date of Closing (defined below);

          (c) $15,000 payable within six (6) months after the date of Closing (defined below)


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[page  missing  in  hard  copy]

Representations  and  Warranties  of  CardTech
----------------------------------------------

15. CardTech represents and warrants to UltraCard as representations and warranties that are true as of the date of Closing (or such other date specified) that:

     (a) CardTech has full power and authority to enter into and deliver this Agreement and to complete the transactions contemplated hereby and will not be in breach of or default under any other commitment or obligation by which it is bound;

     (b) No consents, authorizations or permits are required which have not been obtained;

     (c) CardTech holds all right, title and interest in and to the CardTech Technology free and clear of any encumbrance; and

     (d) No litigation, arbitration or administrative or other proceeding is presently in process, pending or threatened against CardTech in connection with or relating to the CardTech Technology.

Representations  and  Warranties  of  UltraCard
-----------------------------------------------

16. UltraCard represents and warrants to CardTech as representations and warranties that are true as of the date hereof that UltraCard has the full power and capacity to enter into and deliver this agreement and to complete the transactions contemplated hereby and will not be in breach of or in default under any other commitment or obligation by which UltraCard is bound.

Termination  of  License
------------------------

17.  The License shall terminate:

     (a) Immediately upon UltraCard becoming insolvent or bankrupt or subject of a petition in bankruptcy;

     (b) In the event UltraCard fails to pay any portion of the License Fee which is due or any portion of the Royalty Fee, all as required herein, thirty (30) days after delivery of notice by CardTech to UltraCard specifying such default, in which case the License shall immediately become non-exclusive unless UltraCard shall have within such thirty (30) day period made such payment as required or cured such default or breach.

     (c) In the event UltraCard fails to pay any portion of the Royalty Fee, all as required herein, or defaults under or is in breach of any obligation hereunder, ninety (90) days after delivery of notice by CardTech to UltraCard specifying such default, the License shall immediately terminate unless UltraCard has within such ninety (90) day period made such payment as required or cured such default or breach.

18.  If the License is terminated:

     (a)  All rights of UltraCard hereunder shall immediately end;

     (b) UltraCard shall immediately cease to use the CardTech Technology and trademarks; and

     (c) UltraCard shall promptly return to CardTech all manuals, programs, printed matter, literature and other documentation in UltraCard's possession or control relating to the CardTech Technology.

19. Closing of the transactions contemplated herein ("Closing") will occur concurrent with the date of execution of this agreement.

Confidentiality
---------------

20. Neither of the parties hereto shall disclose to any person not a party to this Agreement any information relating to the CardTech Technology that is confidential or designated as confidential by either of the parties hereto without the prior written consent of the other party hereto, and both parties shall cause each of their employees and affiliates who have reason to have access to the CardTech Technology and related documentation to execute appropriate confidential information and non-disclosure agreements and to otherwise protect the respective confidential information and non-disclosure agreements and to otherwise protect the respective existing, contemplated, and ongoing interests of the parties hereto to the CardTech Technology.

Indemnities  and  Infringement
------------------------------

     21.  The parties hereto indemnify each other as follows:

     (a) UltraCard agrees that CardTech shall not be liable to UltraCard for any product liability claims, or loss, damage or expense arising therefrom, whether caused directly or indirectly by the inadequacy of the CardTech Technology for any purpose or by any deficiency or defect therein or any interruption or loss or service or use of the CardTech Technology or any loss of business by UltraCard or end-users that may arise as a result of UltraCard's use of the CardTech Technology or sale of products based upon or containing the CardTech Technology. UltraCard shall defend, indemnify and hold CardTech harmless against any such product liability claims or losses, damages or expenses or actions in respect thereof or related thereto.

     (b) CardTech shall indemnify UltraCard against all damages and cost payable by UltraCard as a result of any claim that UltraCard's use of the CardTech Technology has infringed any copyright, patent right or other proprietary right. However, except as expressly set forth herein, CardTech shall have no liability with respect to any other industrial or intellectual property right whatsoever and UltraCard's indemnity shall not apply to any of the following:

          (1) Claims in relation to products which do not relate to the CardTech Technology; and

          (2) Any combination of the CardTech Technology with other programs, products or trademarks, where an infringement would not have arisen in the absence of such combination.

Notices
-------

22. Any notice to be given pursuant to this Agreement by either party to the other must be in writing and may be delivered or mailed by prepaid registered mail to such address as is specified by the particular party by notice to the other. Any notice sent as aforesaid shall be deemed to have been given and received at the time of delivery and any notice mailed as aforesaid shall be deemed to have been given on the date of the receipt.

Arbitration
-----------

23. The parties hereto agree that any disputes arising out of this Agreement shall be finally settled by arbitration and such arbitration shall be a condition precedent to the commencement of any action at law. The sole exception to arbitration shall be any matter involving the interpretation or enforceability of any trademarks, patents, copyrights or other proprietary matters.

Binding  Effect
---------------

24. Upon execution of this Agreement and payment of the License Fee in accordance with the provisions of Section 9 hereof, the terms and provisions herein contained will be and are intended to be binding upon the parties hereto and shall be specifically enforceable in accordance with the terms of this Agreement

Further  Assurances
-------------------

25. The parties hereto agree to perform or cause to be performed all such acts and deeds as may be required to give full force and effect to the terms and provisions set out herein and to cooperate with each other and each other's counsel in the preparation, execution and delivery of any and all documents or instruments necessary to give full force and effect to the terms and provisions set out herein.

Currency
--------

26. Reference to dollars ($) in this Agreement shall mean United States dollars (U.S. $).

November  7,  1998
Ms.  Celeste  Sim
UltraCard,  Inc
5001  Birch  St.
New  Port  Beach.  CA

Dear  Ms.  Sim,

Pursuant to our recent discussions regarding the exclusive license Agreement dated October 10, 1997 between CardTech, Inc. and UltraCard, Inc the following changes have been agreed to and accepted by all of the parties:

1.     Section  7.  a.  b.  &  c  are  hereby  waived.
2. Section 7 d. is changed to reflect a maximum amount paid to CardTech of no more than million dollars ($3,000,000). To be paid at a pro rata rate of 12.5% of capital invested into UltraCard, Inc.
3.     Section  9.a.b  &  c.  are  fully  satisfied.
4. Section 11 is modified to allow the first year royalty to be paid as follows: Seventy-five thousand dollars($75,000) due on or before November 9, 1998; and two hundred twenty, five thousand dollars ($225,000) due on or before January 11, 1999
5.     Section  14.  B.  is  waived.

All other terms and conditions of the agreement remain in full force and effect.



Very  truly  yours,


/s/  XXX,  President
----------------------------
CardTech,  Inc.


Cc:  Mr.  Daniel  Bland
     Upgrade  International  Corp

November  7,  1998

Mr.  Daniel  S.  Bland
Upgrade  International  Corp
Ste.  101-435  Martin  St.
Blaine,  WA


Dear  Mr.  Bland,

Pursuant to our recent discussions regarding the exclusive license Agreement dated October 10, 1997 between CardTech, Inc. and UltraCard, Inc the following changes have been agreed to and accepted by all of the parties:

1.   Section 7. a. b. & c are hereby waived.
2. Section 7 d. is changed to reflect a maximum amount paid to CardTech of no more than million dollars ($3,000,000). To be paid at a pro rata rate of 12.5% of capital invested into UltraCard, Inc.
3.   Section 9.a.b & c. are fully satisfied.
4. Section 11 is modified to allow the first year royalty to be paid as follows: Seventy-five thousand dollars($75,000) due on or before November 9, 1998; and two hundred twenty five thousand dollars ($225,000) due on or before January 11, 1999
5.   Section 14: B. is waived.

All other terms and conditions of the agreement remain in full force and effect.

Please  acknowledge  by signing below if you are in agreement with these points.

Very  truly  yours,


XXX,  President
-------------------------
UltraCard,  Inc.


Acknowledged  and  agreed  to  this  7th  day  of  November  98


/s/  Daniel  S.  Bland,  President
----------------------------------
Upgrade  International  Corp

November  7,  1998

Mr.  Daniel  S.  Bland
Upgrade  International  Corp
Ste.  1010-435  Martin  St.
Blaine,  WA


Dear  Mr.  Bland,

Pursuant to our recent discussions regarding the issuance of an exclusive distribution license to Global CyberSystems, SA a Suisse Corporation for Europe, dated November 7, 1998 with a copy attached and incorporated herein, the following represents the salient points of our agreement:

1. UltraCard, Inc and Upgrade International Corp. each own fifty percent (50) of the stock as bearer shares of Global CyberSystems, SA.
2. Global CyberSystems, SA shall proceed with an Initial public offering (IPO) on the Nouveau Marche, Paris, France at its earliest opportunity.
3. The IPO shall offer twenty five percent (25%) of its stock for Seventy million dollars ($70,000,000.00) leaving respective shares to each party, at thirty seven and one half percent (37.5%) to each Upgrade and UltraCard or assigns.

Please  acknowledge  by signing below if you are in agreement with these points.

Very  truly  yours,


/s/  XXX,  President
--------------------
UltraCard,  Inc.

/s/  Daniel  S.  Bland,  President
----------------------------------
Upgrade  International  Corp